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                                                                   Exhibit 10.10


                          D.I.Y. HOME WAREHOUSE, INC.
                                5811 Canal Road
                             Valley View, Ohio 44125





                                  July 1, 1998


Dennis C. Hoff
5811 Canal Road
Valley View, OH 44125

Dear Dennis:

        This letter will confirm with you the terms and conditions upon which the Compensation Committee (the "Committee") of the Board of Directors of D.I.Y. Home Warehouse, Inc. (the "Company") at its meeting held on February 19, 1998 granted to you the right to receive a bonus under certain circumstances.

        If you participate in bringing about a transaction resulting in a change of control of the Company (as defined below) (a "Transaction") and (i) are still employed by the Company immediately prior to the closing of the Transaction, or
(ii) your employment has been terminated by the Company without cause (as defined in your current employment agreement) after the execution of the definitive agreement governing the Transaction, you will be entitled to receive a bonus (the "Transaction Bonus") equal to the greater of (i) one (1) year of your base salary, or (ii) 0.64% of the value received by the shareholders of the Company as a result of the Transaction, as determined by an independent evaluation obtained by the Company.

        The Company confirms that any Transaction Bonus is in addition to any payment which you may be entitled to receive pursuant to the terms of any employment agreement which you may have with the Company as a result of termination of your employment due to a change of control of the Company.

        As used in this letter, the term "change of control" shall mean either of the following:

                  (i) An event or series of events by which any person or other entity or group (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Securities Exchange Act") of persons or other entities acting in concert as a partnership or other group (a "Group of Persons") shall, as a result of a tender or exchange offer or offers. an open market purchase or purchases. a privately negotiated purchase or purchases or otherwise. become the beneficial owner (within the meaning of Rule 13d-3 under the Securities


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D.I.Y. Home Warehouse, Inc.
July 1, 1998
Page 2



                  Exchange Act), directly or indirectly, of fifty percent (50%) or more of the then outstanding voting stock of the Company; or

                  (ii) The Company consolidates with, or merges with or into, another person or entity or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or entity, or any person or entity consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which fifty percent (50%) or more of the outstanding voting stock of the Company is converted into or exchanged for cash, securities, or other property.

         This letter agreement shall only apply to a Transaction which is closed by December 31 , 1999.

         This agreement shall be governed by and be construed and enforced in accordance with the laws of the State of Ohio. This agreement is personal to the addressee and may not be assigned in any manner whatsoever.

         This Agreement may be executed in two or more counterparts, each of which are to be deemed an original. but all of which together shall constitute one and the same instrument.

                                             Very truly yours,

                                             D.I.Y. HOME WAREHOUSE, INC.


                                             By: /s/ Fred A. Erb
                                                 -------------------------------
                                                    Fred A. Erb,
                                                    Chairman of the Board


ACKNOWLEDGED AND AGREED
TO ON 7/15, l998


/s/ Dennis C. Hoff
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Dennis C. Hoff